EXECUTION VERSION

ANNEX B

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

ARC WIRELESS SOLUTIONS, INC.,

QUADRANT MANAGEMENT, INC.,

QMP HOLDING CORP.,

QTS HOLDING CORPORATION,

JOHN SCHOEMER,

ARLAN CLAYTON,

ROBERT MARTEN,

QUADRANT METALS TECHNOLOGIES LLC, and

CARRET P.T., LP

April 6, 2012

TABLE OF CONTENTS (continued)

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TABLE OF CONTENTS (continued)

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of April 6, 2012, by and among ARC Wireless Solutions Inc., a Utah corporation (the “Buyer”), QMP Holding Corp., a Delaware corporation (“QMP”), QTS Holding Corporation, a Delaware corporation (“QTS” and together with QMP, each a “Quadrant Seller” and collectively, the “Quadrant Sellers”), John Schoemer, an individual, Arlan Clayton, an individual, Robert Marten, an individual (each an “Individual Seller” and collectively, the “Individual Sellers”, and together with QMP and QTS, each a “Seller” and collectively, the “Sellers”), Quadrant Metals Technologies LLC, a Delaware limited liability company (the “Company”), Quadrant Management, Inc., a Delaware corporation (“QMI”), as guarantor of the indemnification obligations of the Quadrant Sellers and Carret P.T., LP (“Carret P.T.”). The Buyer, the Sellers and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Certain capitalized and other terms used in this Agreement are defined in Article XI.

RECITALS

A.         The Sellers collectively own all of the issued and outstanding membership interests of the Company (collectively, the “Membership Interests”).

B.         The Sellers desire to sell to the Purchaser all of the Membership Interests, on and subject to the terms and conditions set forth herein.

C.         A special committee of the Board of Directors of the Buyer (the “Special Committee”) has (a) determined that the acquisition of the Company provided for herein, in which the Buyer will acquire the Membership Interests (the “Transaction”), is fair to and in the best interests of the Buyer; (b) approved this Agreement and the transactions contemplated hereby; and (c) recommended that the full Board of Directors of the Buyer approve and adopt this Agreement, on and subject to the terms and conditions set forth herein.

D.         The Board of Directors of the Buyer has approved this Agreement and deems it advisable and in the best interests of its shareholders to consummate the Transaction by acquiring all of the Membership Interests in exchange for newly issued shares of the Buyer’s common stock, par value $0.0005 par value per share (the “Buyer Stock”), on the terms and subject to the conditions set forth herein.

E.          Simultaneously with the closing of the Transaction, Carret P.T. will purchase a certain number of shares of Buyer Stock.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I - PURCHASE AND SALE; CLOSING

1.1         Purchase and Sale. At the Closing, upon the terms and subject to the conditions set forth herein, (a) the Buyer shall purchase from the Sellers, and the Sellers shall sell, convey, assign, transfer and deliver to the Buyer, all of the Membership Interests, free and clear of all Liens and (b) Carret P.T. shall purchase from the Buyer 112,648 shares of Buyer Stock (the “Carret P.T. Shares”).

1.2         Purchase Price; Exchange of Equity Interests.

(a)         In consideration of the sale and transfer of the Membership Interests, the Buyer, upon surrender of the certificates held by Sellers representing all of the Membership Interests duly endorsed for transfer (or such other instruments of transfer as shall be reasonably acceptable to the Buyer) shall deliver or caused to be delivered, in accordance with the allocation schedule set forth on Schedule 1.2 (the “Allocation Schedule”), a number of newly issued shares of Buyer Stock (the “Acquisition Consideration”) equal to (x) Thirty One Million Four Hundred Thirty One Thousand Five Hundred Ninety Two Dollars ($31,431,592), (the “Purchase Price”), divided by (y) a price per share for the Buyer Stock of Four Dollars ($4.00), subject to adjustment for forward stock splits, reverse stock splits, stock dividends and any other similar events occurring after the date hereof.

(b)         Each Seller and Carret P.T. acknowledges and agrees that the Buyer Stock (in the case of the Sellers, representing the Acquisition Consideration) is not registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless registered thereunder or such Seller or Carret P.T. shall have delivered to the Buyer an opinion by counsel reasonably satisfactory to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, to the effect that the Buyer Stock (in the case of the Sellers, representing the Acquisition Consideration) held by such Seller or Carret P.T. may be sold, assigned or transferred pursuant to an exemption from such registration. Each Seller and Carret P.T. further acknowledges and agrees that any sale of the Buyer Stock (in the case of the Sellers, representing the Acquisition Consideration) made in reliance on Rule 144 (or any amendment or applicable rule that operates to replace Rule 144) promulgated under the Securities Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Buyer Stock (in the case of Sellers, representing the Acquisition Consideration) under circumstances in which such Seller or Carret P.T. (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with other applicable exemptions under the Securities Act or the rules and regulations promulgated thereunder and applicable state securities laws.

(c)         Unless and until the shares of Buyer Stock (in the case of the Sellers, representing the Acquisition Consideration) have been registered under the Securities Act, the stock certificates representing the Buyer Stock will bear a restrictive legend (the “Legend”) in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE “LAWS”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXEMPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

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(d)         The number of shares of Buyer Stock issuable to each Seller in accordance with the Allocation Schedule shall be rounded up or down, as appropriate, to the nearest whole number to eliminate fractional shares.

(e)         In consideration for the issuance of the Carret P.T. Shares, Carret P.T. shall pay the Buyer Four Hundred Fifty Thousand Five Hundred Ninety-Four Dollars ($450,594) (the “Carret P.T. Purchase Price”) in cash.

1.3         The Closing. The Closing shall take place remotely, through the exchange and delivery by facsimile or Portable Document Format (.pdf) signatures, commencing at 9:00 a.m. local time on the Closing Date, or at such other time and place as the Parties mutually agree.

1.4         Actions at the Closing. At the Closing:

(a)         the Company and each Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 7.1;

(b)         the Buyer shall deliver or cause to be delivered to the Sellers the various certificates, instruments and documents referred to in Section 7.2;

(c)         Carret P.T. shall deliver the Carret P.T. Purchase Price in cash in accordance with the wire instructions provided by Buyer two (2) days prior to Closing; and

(d)         each Seller shall deliver or cause to be delivered to the Buyer certificates representing all of the Membership Interests held by such Seller, duly endorsed for transfer, or if the Membership Interests are not evidenced by certificates, then such other instruments of transfer as shall be reasonably acceptable to the Buyer, for all of the Membership Interests held by such Seller, which certificates or instruments of transfer shall, in the aggregate, represent all of the Membership Interests and, upon such delivery, shall be entitled to receive in exchange therefore such Seller’s allocable portion of the Acquisition Consideration in accordance with the Allocation Schedule, which shall be delivered to such Seller by the Transfer Agent as promptly as practicable following the Closing.

1.5         Further Assurances. At any time and from time to time after the Closing, at the Buyer’s request and without further consideration, each Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, to transfer, convey and assign to the Buyer, and to confirm the Buyer’s title to, all of the Membership Interests, to put the Buyer in actual possession and operating control of the assets, properties and Business of the Company and the Subsidiaries and to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement. In the event that the Company is delivered to the Buyer with more than an aggregate of $250,000 in Acquired Company Cash on the Closing Date, the Buyer shall not later than three business days thereafter promptly deliver the balance of any and all funds in excess of such amount to the Sellers, in cash, in each such case proportionate to the respective percentage for each such Seller as set forth on the Allocation Schedule.

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ARTICLE II - REPRESENTATIONS AND WARRANTIES REGARDING THE QUADRANT SELLERS, THE COMPANY AND THE SUBSIDIARIES

Each of QMP, QTS and the Company, jointly and severally, represent and warrant to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II. The disclosures in any section or paragraph of the Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article II and (b) other sections or paragraphs in this Article II to the extent that it is clear from a reading of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

2.1         Existence; Authority.

(a)         Each of the Quadrant Sellers (i) is duly organized and validly existing under the laws of the jurisdiction of its incorporation, (ii) has full corporate power and authority, as applicable, to enter into this Agreement and to carry out its respective term, (iii) has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and (iv) is not in default under, or in violation of, any provision of its Organizational Documents. This Agreement has been duly and validly executed and delivered by the Quadrant Sellers. This Agreement is binding upon and enforceable against each of the Quadrant Sellers in accordance with its terms, except as enforceability may be limited or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting creditors’ rights and remedies generally and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. The execution and delivery by each of the Quadrant Sellers of this Agreement, the performance by each Quadrant Seller of its obligations hereunder and the consummation of the transactions contemplated hereby does not and will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Organizational Documents of any Quadrant Seller; require on the part of any Quadrant Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental entity; conflict with, result in a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien or other arrangement to which any Quadrant Seller is party or by which any Quadrant Seller is bound or to which any of the assets of any Quadrant Seller are subject; result in the imposition of any Lien upon any assets of any Quadrant Seller; or (e) violation any order, writ, injunction, decree, statute, rule or regulation applicable to any Quadrant Seller or any of its properties or assets.

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(b)         The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware. The Company is not in default under, or in violation of, any provision of its Organizational Documents. The Company is duly qualified or licensed to do business as a foreign company in each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business requires such qualification. The Company has all necessary limited liability company power and authority to own, lease, and operate its assets and properties and to carry on its business as now conducted. The Company has all requisite power and authority (limited liability company and other) to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company and other action on the part of the Company. This Agreement has been duly and validly executed by the Company. This Agreement is binding upon and enforceable against the Company in accordance with its terms, except as enforceability may be limited or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting creditors’ rights and remedies generally and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

(c)         Each Subsidiary is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation. The Subsidiaries are not in default under, or in violation of, any provision of its Organizational Documents. Each Subsidiary is duly qualified or licensed to do business as a foreign company in each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business requires such qualification. Each Subsidiary has all necessary limited liability company power and authority to own, lease, and operate its assets and properties and to carry on its business as now conducted.

2.2         Capitalization.

(a)         Each Quadrant Seller (i) is the record owner of and has the entire right, title and interest in and to the Membership Interests indicated on Section 2.2(a) of the Disclosure Schedule as being owned by such Quadrant Seller, and (ii) has full right, power, capacity and authority to validly sell, assign, convey and transfer such Membership Interests to Buyer. If and when transferred to Buyer as provided in this Agreement, such Membership Interests will be transferred free and clear of all Liens (other than restrictions on transfer arising under the Securities Act and state or foreign securities laws), encumbrances, or claims of any kind. No Quadrant Seller has granted or agreed to grant to any other Person a right, whether absolute or contingent, to purchase or acquire any of such Membership Interests, and no Person (other than Buyer) has any such right.

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(b)         The Membership Interests are the only outstanding Equity Interests of the Company. There are no issued or outstanding Equity Interests of the Company other than the Membership Interests. The Membership Interests have been duly authorized and are validly issued, and are fully paid, nonassessable and free of all preemptive rights. The Membership Interests have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws.

(c)         All of the issued and outstanding Equity Interests of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All Equity Interests of each Subsidiary are held of record and owned beneficially by those Persons listed in Section 2.2(c) of the Disclosure Schedule and are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Liens, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no obligations providing for the issuance, disposition or acquisition of any Equity Interests of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Equity Interests of any Subsidiary.

(d)         No Subsidiary controls, directly or indirectly, or has any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity. Except for the Subsidiaries, the Company does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

2.3         No Adverse Consequences. The execution, delivery, and performance of this Agreement by the Quadrant Sellers or the Company (a)  does not require the Quadrant Sellers, the Company or the Subsidiaries (i) to obtain the consent, approval or authorization of any Governmental Entity having jurisdiction over any Quadrant Seller, the Company or any Subsidiary, or obtain any consents, approvals or authorizations prior to the Closing, or (ii) to submit or file any notice, report or other filing with any Governmental Entity having jurisdiction over any Quadrant Seller, the Company or any Subsidiary, file any report under the Exchange Act, or submit or file any notice, report or other filing prior to the Closing; (b) will not violate any Law and Regulation, judgment, order, injunction, decree or ruling of any Governmental Entity applicable to any Quadrant Seller, the Company or any Subsidiary; and (c) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a material breach of the terms, conditions or provisions of, or constitute a material default under any Material Contract or Permit.

2.4         Litigation. There is no litigation, proceeding or investigation pending or, to Knowledge of the Quadrant Sellers, threatened, against any Quadrant Seller, the Company or any Subsidiary. There are no judgments, orders or decrees outstanding against any Quadrant Seller, the Company or any Subsidiary.

2.5         Compliance with Laws. Each Quadrant Seller, the Company and each Subsidiary is in material compliance with all Laws and Regulations as in effect on the date of this Agreement applicable to the conduct of the Business, or applicable to the employees employed by the Company or any of the Subsidiaries.

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2.6         Labor Matters. Neither the Company nor any Subsidiary is party, or otherwise subject, to any labor or collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or, to the Knowledge of the Quadrant Sellers, attempting to represent any employees of the Company or any Subsidiary. There is no representation petition respecting any employees of the Company or any Subsidiary pending before any Governmental Entity or, to the Knowledge of the Quadrant Sellers, threatened to be brought or filed.

2.7         Employee Benefits; Employees.

(a)         Section 2.7(a) of the Disclosure Schedule sets forth a list of all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, stock option, restricted stock, life insurance, health and disability insurance, hospitalization, self-insured health plans, severance pay plans and all other employee benefit plans or arrangements established or maintained by the Company and the Subsidiaries, including, without limitation, any and all such plans within the scope of ERISA, with respect to the Company and any Subsidiary (each, an “Employee Benefit Plan” and collectively, the “Employee Benefit Plans”).

(b)         With respect to each Employee Benefit Plan, the Quadrant Sellers have delivered to the Buyer a correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) the most recent copies of all documents constituting or embodying such Employee Benefit Plans, (ii) the most recent favorable IRS determination or opinion letter, if applicable, (iii) the most recent summary plan description, and (iv) the most recent Form 5500 and attached schedules, if applicable.

(c)         Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and applicable law (including under ERISA and the Code, as applicable), except as would not reasonably be expected to result in material liability to the Company or the Subsidiaries. No suit, administrative proceeding, action or other litigation has been brought or threatened against or with respect to any such Employee Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

(d)         Neither the Company nor any Subsidiary participates in or has withdrawn from participation in a “multiemployer plan” as defined in ERISA section 37A, any “multiple-employer welfare arrangement” as defined in ERISA section 40A, or any employee pension benefit plans (within the meaning of ERISA section 3(2)) maintained by multiple employers that are not members of the same controlled group of entities. None of the Employee Benefit Plans is a defined benefit pension plan subject to Title IV of ERISA.

(e)         With respect to each Employee Benefit Plan, none of the Quadrant Sellers, the Company or any of the Subsidiaries is currently liable for any material Taxes arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Code, and no fact or event exists that would give rise to any such material liability for Taxes. None of the Quadrant Sellers, the Company or any of the Subsidiaries has incurred any material liability under or arising out of Title IV of ERISA that has not been satisfied in full (other than any liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and no fact or event exists that would reasonably be expected to result in such a liability.

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(f)         None of the Quadrant Sellers, the Company or any of the Subsidiaries have incurred any material liability in respect of post-employment health, medical or life insurance benefits for any current or former employee of the Company or any Subsidiary, except as may be required under COBRA or similar Laws and Regulations and at the expense of the current or former employee.

(g)         The Company has disclosed to the Buyer complete and accurate information regarding the number of employees and sales persons currently employed or engaged by the Company or any Subsidiary, together with the position held by each person, the aggregate amount of the annual compensation (separating base salary and other forms of compensation) paid to such persons and all employee credit for unused vacation time and other paid time off that has been accrued to date, together with all employment agreements to which the Company or any Subsidiary is bound. The Company and each Subsidiary have accrued or paid in full to those employees all wages, commissions, bonuses and other compensation for all services performed by them through the date of this Agreement (other than amounts accrued since the end of the last pay period and other than amounts determined on a discretionary basis as of the end of the fiscal year June 30, 2012) and each of the Company and the Subsidiaries is not subject to any claim for non-payment or non-performance of any of the foregoing.

(h)         There are no open workers’ compensation claims of employees of the Company or any Subsidiary.

2.8         Real Property. Section 2.8 of the Disclosure Schedule sets forth a list of all real property currently owned or leased by the Company or any Subsidiary, and a list of all leases or other material agreements applicable thereto. The Company or the applicable Subsidiary, as applicable, has good and marketable title to all real property identified as being owned on Section 2.8 of the Disclosure Schedule, free and clear of any Lien, easement, environmental lien, environmental use restriction, covenant or other restriction, except for recorded easements, covenants and other non-environmental restrictions which do not materially impair the uses, occupancy or value of such owned real property. The Company and the Subsidiaries as of the date of this Agreement, have delivered to Buyer copies of all leases and other material agreements applicable to the properties set forth on Section 2.8 of the Disclosure Schedule. All such leases are in full force and effect. Neither the Company nor any Subsidiary is in material default under any such lease or other material agreement and, to the Knowledge of the Quadrant Sellers, no event has occurred and is continuing that, with the passage of time or upon giving of notice or both, would constitute an event of material default thereunder. The improvements on the real property owned or leased by the Company or any Subsidiary are in commercially reasonable operating condition and are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or threatened against real property or the improvements thereon. To the Knowledge of the Quadrant Sellers, the legal description for all owned real property contained in the deed thereof describes such owned real property fully and adequately.

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2.9         Tangible Personal Property. The Company and each Subsidiary has good and marketable title to, or the right to possession under valid leases of, all of the tangible personal property used in Business presently conducted by the Company or such Subsidiary that is material to the operation of such Business, free and clear of all encumbrances, except Permitted Liens. All such tangible personal property is adequate and suitable for the conduct by the Company and each Subsidiary of the Business presently conducted by the Company and such Subsidiary, and such use complies in all material respects with all applicable Laws and Regulations. All such tangible personal property is in commercially reasonable operating condition and is adequate and suitable for the purposes for which it is presently being used and there are no condemnation or appropriation proceedings pending or threatened against such tangible personal property or improvements thereon.

2.10       Certain Contracts and Arrangements. Section 2.10 of the Disclosure Schedule lists all of the written Contracts to which the Company or any Subsidiary is a party and that are material to the conduct of the Business of the Company or such Subsidiary, other than purchase orders entered into in the Ordinary Course of Business, including all guarantees of any indebtedness or other obligations of or by the Company or any Subsidiary (any such contract, a “Material Contract”). The Company and the Subsidiaries have delivered to Buyer copies of all written Material Contracts (including any and all amendments and other modifications to such Material Contracts) or in the case of oral Material Contracts, a complete and accurate written description of each Material Contract. The Material Contracts are valid and binding obligations of the Company or the applicable Subsidiary, and, to the Knowledge of the Quadrant Sellers, the other parties thereto, enforceable against such parties in accordance with their respective terms except as the same may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws and Regulations relating to or affecting the enforcement of creditors’ rights generally and (b) Laws and Regulations governing specific performance, injunctive relief or other equitable remedies. The Company, each Subsidiary and, to the Knowledge of the Quadrant Sellers, each other party thereto, have complied in all material respects with each such Material Contract to which it is a party, and the Company, each Subsidiary and, to the Knowledge of the Quadrant Sellers, each other party thereto have not caused or permitted to occur a material default under any of Material Contracts, nor has the Company or any Subsidiary granted or been granted any material waiver or forbearance with respect to any of Material Contracts.

2.11       Taxes.

(a)         All material Tax Returns required to be filed by or on behalf of the Company and each Subsidiary at Closing have been timely filed and all Taxes shown to be due on those Tax Returns have been timely paid. All such Tax Returns were correct and complete in all material respects and completely reflect the income, franchise or other tax liability and all other information required to be reported thereon.

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(b)         Neither the Company nor any Subsidiary at Closing is the beneficiary of any extension of time within which to file any Tax Return, other than extensions which do not require the affirmative consent of the relevant Governmental Entity, and no waiver of any statute of limitations in respect of Taxes nor any agreement for extension of time with respect to a Tax assessment or deficiency is in effect or been entered into by or on behalf of the Company or any Subsidiary, as the case may be.

(c)         There is no pending dispute, claim, audit or investigation concerning any Tax liability of the Company or any Subsidiary at Closing, by or with any Tax authority either (i) for which the Company or any Subsidiary as of the Closing, has received written notice or (ii) to the Knowledge of the Quadrant Sellers, otherwise.

(d)         All material Taxes required by applicable Tax law to be withheld or collected by or on behalf of the Company or any Subsidiary at Closing, in connection with any amounts paid or owing to any employee or independent contractor, creditor or other party relating to the Business have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(e)         Neither the Company nor any Subsidiary has within the past five years distributed stock of another company, or has had its stock distributed by another company, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

(f)         To the Knowledge of the Quadrant Sellers, the Quadrant Sellers do not expect any Tax authority to assess any additional Taxes against or in respect of the Company or any Subsidiary for any past period.

2.12       Financial Statements. The Company has provided to the Buyer the Financial Statements. The Financial Statements were prepared using materially accurate data derived from the books and records of the Company and each Subsidiary and fairly present the financial condition of the Company and each Subsidiary as of their respective dates and the results of their operations for the periods indicated, in each case on a basis consistent with prior periods and with the Accounting Standards.

2.13       Permits and Licenses. The Company and each Subsidiary holds all Permits that are material to the Business and necessary for the lawful conduct of the Business as currently conducted pursuant to the Laws and Regulations applicable to the Company and each Subsidiary. Each Company or Subsidiary Permit is in full force and effect, and will at Closing remain in full force and effect for operations of the Business by the Company and each Subsidiary to the same and full extent as the Business is operated as of the date hereof, and neither the Company nor any Subsidiary is, or has received notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

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2.14       Environmental Conditions.

(a)         To Knowledge of the Quadrant Sellers, the Company and each of the Subsidiaries is in material compliance with all material terms, conditions and provisions of all applicable Environmental Laws and Environmental Permits.

(b)         The Company has not received written notice of, nor is the Company currently the subject of, (i) a pending or, to the Knowledge of the Quadrant Sellers, threatened Environmental Claim or (ii) a civil, criminal or administrative complaint or notice of violation from any Governmental Entity alleging a violation of, or liability under, any Environmental Laws applicable to the Company.

(c)         No Subsidiary has received written notice of, nor is any Subsidiary the subject of, (i) a pending or, to the Knowledge of the Quadrant Sellers, threatened Environmental Claim or (ii) a civil, criminal or administrative complaint or notice of violation from any Governmental Entity alleging a violation of, or liability under, any Environmental Laws applicable to any Subsidiary.

(d)         The Company and each Subsidiary has obtained and holds all Environmental Permits which are required in respect of its Business, operations or assets and properties.

(e)         The Business has not previously involved the use, handling, manufacture, treatment, processing, storage, generation, release, discharge or disposal of any Hazardous Substances, except for the use, handling, manufacture, treatment, processing, storage, generation, release, discharge or disposal in material compliance with Environmental Laws, and to the Knowledge of the Quadrant Sellers there is no Liability under any Environmental Laws relating to the use, handling, manufacture, treatment, processing, storage, generation, release, discharge or disposal of any Hazardous Substances.

(f)         Set forth in Section 2.14(f) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations, assessments or audits relating to operations by the Company or any Subsidiary as well as to any property currently or previously owned, leased or operated by the Company or any Subsidiary (whether conducted by or on behalf of the Company, such Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) that the Company or any Subsidiary has access to. A complete and accurate copy of each such document has been provided to the Buyer.

2.15       Intellectual Property.

(a)         Section 2.15(a) of the Disclosure Schedule lists all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which the filing was made or from which the registration issued, the date of filing or issuance, names of all current applicant(s) and registered owner(s), as applicable. All assignments of Company Registrations to the Company or any Subsidiary have been properly executed and recorded. To the Knowledge of the Quadrant Sellers, all Company Registrations are valid and enforceable, and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company or the applicable Subsidiary.

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(b)         The Company and each Subsidiary owns, free and clear of any lien, inventorship challenge, nullity proceeding, interferences declared or commenced or other encumbrance or restriction, or has the right to use, the Company Intellectual Property. The Company Intellectual Property is adequate for the Company and each Subsidiary to fulfill its respective obligations under the Material Contracts and to conduct the Business as currently conducted. Other than the Company Intellectual Property, no Intellectual Property is material to the conduct of the Business.

(c)         Neither the Company nor any Subsidiary has received any written claim or demand of any Person, and neither the Company nor any Subsidiary is a party to any proceeding pending or, to the Knowledge of the Quadrant Sellers threatened, which challenges the rights of the Company or any Subsidiary in respect of (i) the Company Intellectual Property or (ii) the rights of the Company or any Subsidiary in respect of any material trade secret owned or used by it in the conduct of the Business. The Company Intellectual Property is not subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency. To the Knowledge of the Quadrant Sellers, neither the Company nor any Subsidiary is infringing on the intellectual property rights of any Person.

(d)         Each item of Company Intellectual Property will be owned or available for use by the Buyer (through the Company or the applicable Subsidiary) following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing.

(e)         To the Knowledge of the Quadrant Sellers, each employee or independent contractor of the Company or any Subsidiary who has developed or participated in the development of material Company Intellectual Property within the three (3) year period prior to the date hereof has executed a written agreement expressly assigning to the Company or such Subsidiary all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, authored, conceived and/or reduced to practice by the employee as part of such employee’s employment or such independent contractor’s work for the Company or the relevant Subsidiary, and all Intellectual Property rights therein, and has waived all moral rights therein to the extent legally permissible.

2.16       Products. To the Knowledge of the Quadrant Sellers, no product manufactured, sold, leased or delivered by the Company or any Subsidiary is subject to any material guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Quadrant Sellers have furnished Buyer with copies of the standard terms and conditions of sale for the Company and each of the Subsidiaries. To the Knowledge of the Quadrant Sellers, none of the Company or any Subsidiary have any Liability for any design defect, product failure or other material product liability claim arising from or related to any product of the Company or any Subsidiary.

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2.17       Accounts and Notes Receivable. The existing accounts receivable and notes receivable of the Company and each Subsidiary, on a combined basis, all of which are owed solely to the Company or the applicable Subsidiary, constitute valid claims arising from bona fide transactions in the Ordinary Course of Business and, to the Knowledge of the Quadrant Sellers, are collectible in accordance with their terms at their recorded amounts. Reserves for doubtful accounts have been established in accordance with the Accounting Standards. All accounts receivable which are thirty (30) days or more past due as of the Sunday before the date of this Agreement are set forth on Section 2.17 of the Disclosure Schedule.

2.18       Brokers and Finders. Except as set forth on Section 2.18 of the Disclosure Schedule, none of the Quadrant Sellers, the Company or any Subsidiary, nor any of their respective officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any commission, brokerage or investment-banking fee, or finder’s fee in connection with the transactions contemplated by this Agreement.

2.19       Absence of Changes. Since the date of the Most Recent Balance Sheet, except as set forth on Section 2.19 of the Disclosure Schedule and except for the transactions contemplated by this Agreement, there has not been any event or development which, individually or together with other such events, could reasonably be expected to have a Company Material Adverse Effect and the Business has been conducted consistent with past practice. Without limiting the foregoing, except as set forth on Section 2.19 of the Disclosure Schedule and except for the transactions contemplated in this Agreement, since the date of the Most Recent Balance Sheet none of the Quadrant Sellers, the Company or any Subsidiary has (except to the extent such exception is limited to only the Subsidiaries for purposes of performance of this Agreement):

(a)         From the date of the Most Recent Balance Sheet through the date hereof, (i) declared, set aside or paid any dividend or other distribution in respect of the Membership Interests of the Company that would result in less than $250,000 in Acquired Company Cash to be available at Closing; or (ii) from the date hereof through the Closing, effected any Pre-Closing Distribution which would result in Non-Cash Working Capital of the Company on the Closing Date to be less than 20% of the trailing twelve months’ Net Sales of the Company, as determined as of the most recent calendar month-end prior to the Closing Date; or (iii) directly or indirectly redeemed, purchased or otherwise acquired any other Equity Interests;

(b)         authorized, issued, sold or otherwise disposed of, or granted any option with respect to any Membership Interests of the Company, or modified or amended any right of any holder of any Equity Interests of the Company or option with respect thereto;

(c)         except as required by applicable Law and Regulation or any employment agreement or other Employee Benefit Plan in existence as of the date of this Agreement, or consistent with past practice, (i) increased salary, wages or other compensation (including, without limitation, any bonuses, commissions and any other payments) of any officer, employee or consultant of the Company or any Subsidiary; (ii) established or modified (A) targets, goals, pools or similar provisions under any Employee Benefit Plan, employment contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Employee Benefit Plan, employment Contract or other employee compensation arrangement; or (iii) adopted, entered into, amended, modified or terminated (in whole or in part) any Employee Benefit Plan;

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(d)         (i) incurred or increased any indebtedness, (ii) made or agreed to make any loans to any Person or (iii) made or agreed to make any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary, or the Company or any Subsidiary under, any indebtedness of or owing to the Company or such Subsidiary;

(e)         suffered any physical damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting any of the real or personal property or equipment of the material assets and properties of the Company or any Subsidiary prior to Closing;

(f)         failed to pay or satisfy when due any material obligation of the Company or any Subsidiary;

(g)         acquired any business or assets and properties of any Person (whether by merger, consolidation or otherwise) or disposed or leased, or incurred a Lien (other than a Permitted Lien) on, any assets and properties of the Company or any Subsidiary, in each case, other than acquisitions or dispositions of products in the Ordinary Course of Business of the Company and such Subsidiary;

(h)         entered into, amended, modified, terminated (in whole or in part) or granted a waiver under or given any consent with respect to any Intellectual Property;

(i)         commenced, terminated or changed any line of the Business;

(j)         entered into any transaction with any member (or any member’s Affiliates) or Affiliate of the Company or any Subsidiary;

(k)         made any change in the accounting methods or procedures of the Company or any Subsidiary; or

(l)         entered into any agreement to do any of the things described in the preceding paragraphs.

2.20       No Undisclosed Liabilities.

(a)         There are no expenses incurred in the Business that are not reflected as an expense of the Company or a Subsidiary, as the case may be, in the Most Recent Balance Sheet, other than expenses incurred between the date of this Agreement and the Closing Date in the Ordinary Course of Business and which are not, individually or in the aggregate, material to the Business.

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(b)         As of the date of the Most Recent Balance Sheet, neither the Company nor any Subsidiary had Liabilities on any of their assets and properties, including, without limitation, Liabilities for borrowed money, taxes, accounts payable (including rent arrears), amounts owed to any member (or any member’s Affiliates or relatives) or Affiliates of the Company or any Subsidiary, customer orders, customer advances and deposits, open purchase orders of the Company or any Subsidiary (including, without limitation, commitments to suppliers of the Company or any Subsidiary for work-in-process), advances and deposits paid to suppliers of the Company or any Subsidiary commissions or other compensation owed to employees of the Company or such Subsidiary, customer claims, product liability or personal injury claims and warranty claims, except (i) Liabilities set forth on the Most Recent Balance Sheet, (ii) Liabilities incurred in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and in accordance with the provisions of this Agreement, or (iii) Liabilities or obligations that are not, individually or in the aggregate, material to the Business, or as otherwise permitted in this Agreement.

2.21       Insurance. Section 2.21 of the Disclosure Schedule sets forth a true and complete list specifying the type of coverage and the insurer of all liability, property, workers compensation, directors and officers liability and other insurance policies (including any self-insurance programs, if any) currently in effect that insure the Business of the Company or any Subsidiary, the employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the assets and properties of the Company or any Subsidiary. Each of these policies will continue in full force and effect following the Closing, and will cover the Company, each Subsidiary, the Business and the assets and properties of the Company and each Subsidiary after the Closing. None of the Quadrant Sellers, the Company, any Subsidiary or any Person to whom such policy has been issued has failed to give any significant notice or present any significant claim under any such policy in due and timely fashion.

2.22       Related Party Transactions. Except as set forth on Section 2.22 of the Disclosure Schedule, none of the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the Ordinary Course of Business for salary, wages or other compensation for other customary employee benefits made generally available to all employees. Except as set forth on Section 2.22 of the Disclosure Schedule, none of the Company’s or any Subsidiary’s directors, managers or officers, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or any Subsidiary, or, to the Knowledge of the Quadrant Sellers, have any (a) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s or any Subsidiary’s customers, suppliers, service providers, joint venture partners, licensees or competitors; (b) direct or indirect ownership interest in any Person with which the Company or Subsidiaries is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that directors, managers, officers or employees or Affiliates of the foregoing may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies; or (c) financial interest in any Material Contract.

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2.23       Relationships with Customers and Suppliers. Since the date of the Most Recent Balance Sheet, no business relationship of the Company or any Subsidiary, with any customer, supplier or any group of customers or suppliers whose purchases or sales, as the case may be, are individually or in the aggregate material to the Business has been or, has been threatened in writing to be, terminated, canceled or materially and adversely limited or modified, and, to the Knowledge of the Quadrant Sellers, there exists no present condition or state of facts or circumstances with respect to those business relationships that would reasonably be expected to have a Material Adverse Effect on the Business, or prevent the Company or any Subsidiary from conducting the Business in substantially the same manner in which it is now conducted after the Closing.

2.24       Inventory; Supplier Deposits and Payments. The Quadrant Sellers have disclosed to the Buyer prior to Closing all open supplier purchase orders as of March 15, 2012 with respect to the Company and each Subsidiary, which list is, to Sellers’ Knowledge, true and complete in all material respects. To the Knowledge of the Quadrant Sellers, the Company and each Subsidiary owns all of its inventory free and clear of any Liens, other than Permitted Liens.

2.25       Accredited Investor Status. Each Quadrant Seller is an “accredited investor” as defined in Section 501 of Regulation D under the Securities Act.

2.26       Due Diligence Investigation. Each Quadrant Seller has been solely responsible for its own due diligence investigation of the Buyer and its business, and analysis of the merits and risks of the transaction contemplated by this Agreement. Each Quadrant Seller has been given access to full and complete information regarding the Buyer, and each Quadrant Seller has reviewed such information and is familiar with it. The Quadrant Sellers have no Knowledge of the existence or nonexistence or occurrence or nonoccurrence of any event, condition or circumstance the existence, nonexistence, occurrence or nonoccurrence of which would cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate in any respect. The Quadrant Sellers have entered into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to future prospects (financial or otherwise) of the business of the Buyer. The Quadrant Sellers acknowledge that no current or former stockholder, director, officer, employee, Affiliate or advisor of Buyer has made or is making any representations, warranties or commitments whatsoever regarding the subject matter of the Agreements, express or implied.

2.27       Disclosure. No representation or warranty by the Company or any Quadrant Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company or any Quadrant Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or, to the Knowledge of the Quadrant Sellers, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company and the Sellers have provided the Buyer with access to complete and accurate copies of all documents listed or described in the Disclosure Schedule.

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2.28       Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this Article II, neither the Quadrant Sellers nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Subsidiaries, the Business, the Quadrant Sellers or transactions contemplated by this Agreement. Each of the Quadrant Sellers disclaims any other representations or warranties, whether made by the Quadrant Sellers or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Article II and the information included in the Disclosure Schedule, as supplemented pursuant to Section 6.7, each Quadrant Seller hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Buyer or its respective Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent or representative of the Quadrant Sellers or any of their respective Affiliates).

2.29       Claims. No Quadrant Seller has any actions, suits, causes of action or Liabilities of any kind or nature, whether in law or equity, and whether arisen, accrued or matured heretofore or hereafter, whether against the Company or any of the Subsidiaries by reason of any cause, matter or thing whatsoever occurring prior to the date hereof (collectively, “Claims”), including (a) any Claims relating to or arising out of any Equity Interests of the Company held at any time by any Quadrant Seller and (b) any dividends or distributions on such Equity Interests; provided, however, that notwithstanding anything herein to the contrary, nothing herein shall be deemed a release or discharge of any obligation of the Buyer to perform any of the terms, conditions and agreements contained in this Agreement or any other agreement contemplated hereby.

ARTICLE III - REPRESENTATIONS AND WARRANTIES REGARDING THE INDIVIDUAL SELLERS

Each Individual Seller, severally and not jointly, represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III. The disclosures in any section or paragraph of the Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article III and (b) other sections or paragraphs in this Article III to the extent that it is clear from a reading of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

3.1         Authority. Such Individual Seller is of sound mind and fully competent to enter into this Agreement and to carry out its respective terms, and has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller. This Agreement is binding upon and enforceable against such Individual Seller in accordance with its terms, except as enforceability may be limited or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting creditors’ rights and remedies generally and (b) rules of law governing specific performance, injunctive relief, or other equitable remedies.

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3.2         No Adverse Consequences. The execution and delivery by such Individual Seller of this Agreement, the performance by such Individual Seller of its obligations hereunder and the consummation of the transactions contemplated hereby does not and will not (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of any Organizational Documents to which such Individual Seller is a party; (b) require on the part of such Individual Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, or the filing of any report under the Exchange Act, or the submission or filing of any notice, report or other filing prior to the Closing; (c) conflict with, result in a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien or other arrangement to which such Individual Seller is party or by which such Individual Seller is bound or to which any of the assets of such Individual Seller are subject; (d) result in the imposition of any Lien upon any assets of such Individual Seller; (e) violate any Law and Regulation, order, writ, injunction, decree, statute, rule or judgment applicable to such Individual Seller or any of its properties or assets; or (f) cause the bankruptcy or insolvency of such Individual Seller.

3.3         Ownership. Except as set forth on Section 3.3 of the Disclosure, such Individual Seller: (i) is the record owner of all Membership Interests indicated on Section 3.3 of the Disclosure Schedule as being owned by Individual Seller, (ii) has the entire right, title and interest in and to such Membership Interests, and (iii) has full right, power, capacity and authority to validly sell, assign, convey and transfer such Membership Interests to Buyer. If and when transferred to Buyer as provided in this Agreement, such Membership Interests will at Closing be transferred free and clear of all Liens (other than restrictions on transfer arising under the Securities Act and state or foreign securities laws), encumbrances, or claims of any kind. Such Individual Seller has not granted or agreed to grant to any other Person a right, whether absolute or contingent, to purchase or acquire any of the Membership Interests, and no Person (other than Buyer) has any such right.

3.4         Litigation. There is no litigation, proceeding or investigation pending or, to Knowledge of such Individual Seller, threatened, against such Individual Seller. There are no judgments, orders or decrees outstanding against such Individual Seller.

3.5         Claims. Such Individual Seller has no actions, suits, causes of action or Liabilities of any kind or nature, whether in law or equity, and whether arisen, accrued or matured heretofore or hereafter, whether against the Company or any of the Subsidiaries by reason of any cause, matter or thing whatsoever occurring prior to the date hereof (collectively, “Claims”), including (a) any Claims relating to or arising out of any Equity Interests of the Company held at any time by such Individual Seller and (b) any dividends or distributions on such Equity Interests; provided, however, that notwithstanding anything herein to the contrary, nothing herein shall be deemed a release or discharge of any obligation of the Buyer to perform any of the terms, conditions and agreements contained in this Agreement or any other agreement contemplated hereby.

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3.6         Accredited Investor Status. Such Individual Seller is an “accredited investor” as defined in Section 501 of Regulation D under the Securities Act.

3.7         Due Diligence Investigation. Such Individual Seller has been solely responsible for his own due diligence investigation of the Buyer and its business, and analysis of the merits and risks of the transaction contemplated by this Agreement. Such Individual Seller has been given access to full and complete information regarding the Buyer, and such Individual Seller has reviewed such information and is familiar with it. Such Individual Seller has no knowledge of the existence or nonexistence or occurrence or nonoccurrence of any event, condition or circumstance the existence, nonexistence, occurrence or nonoccurrence of which would cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate in any respect. Such Individual Seller has entered into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to future prospects (financial or otherwise) of the business of the Buyer. Such Individual Seller acknowledges that no current or former stockholder, director, officer, employee, Affiliate or advisor of Buyer has made or is making any representations, warranties or commitments whatsoever regarding the subject matter of the Agreements, express or implied.

3.8         Disclosure. No representation or warranty by such Individual Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of such Individual Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or, to the Knowledge of such Individual Seller, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

3.9         Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this Article III, such Individual Seller makes no other express or implied representation or warranty with respect to the Company, the Subsidiaries, the Business, such Individual Seller or transactions contemplated by this Agreement. Such Individual Seller disclaims any and all other representations or warranties, whether made by such Individual Seller or any of his Affiliates, agents or representatives. Such Individual Seller hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Buyer or its respective Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent or representative of such Individual Seller or any of their respective Affiliates).

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ARTICLE IV -REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER

The Buyer represents and warrants to the Sellers and Carret P.T. that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

4.1         Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Buyer has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

4.2         Authorization. The Buyer has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other agreements contemplated hereby and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

4.3         Absence of Conflicts. Except as disclosed by the Buyer to the Sellers prior to Closing, neither the execution and delivery by the Buyer of this Agreement or any other agreement contemplated hereby, nor the performance by the Buyer of its obligations hereunder or thereunder, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Organizational Documents of the Buyer, each as amended and/or restated to date (b) require on the part of the Buyer any notice to or filing with, or any Permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, Permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

4.4         Broker’s Fees. Except as disclosed by the Buyer to the Sellers prior to Closing, the Buyer has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.5         Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

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ARTICLE V- REPRESENTATIONS AND WARRANTIES REGARDING CARRET P.T.

Carret P.T. represents and warrants to the Buyer that the statements contained in this Article V are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

5.1         Organization. Carret P.T. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

5.2         Authorization. Carret P.T. has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by Carret P.T. of this Agreement and the other agreements contemplated hereby and the consummation by Carret P.T. of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited partnership action on the part of Carret P.T. This Agreement has been duly and validly executed and delivered by Carret P.T. and constitutes a valid and binding obligation of Carret P.T., enforceable against it in accordance with its terms.

5.3         Broker’s Fees. Except as disclosed by Carret P.T. to Buyer prior to Closing, Carret P.T. has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

5.4         Disclosure. No representation or warranty by Carret P.T. contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of Carret P.T. pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

5.5          Accredited Investor Status. Carret P.T. is an “accredited investor” as defined in Section 501 of Regulation D under the Securities Act.

5.6         Due Diligence Investigation. Carret P.T. has been solely responsible for its own due diligence investigation of the Buyer and its business, and analysis of the merits and risks of the transaction contemplated by this Agreement. Carret P.T. has been given access to full and complete information regarding the Buyer, and Carret P.T. has reviewed such information and is familiar with it. Carret P.T. has no knowledge of the existence or nonexistence or occurrence or nonoccurrence of any event, condition or circumstance the existence, nonexistence, occurrence or nonoccurrence of which would cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate in any respect. Carret P.T. has entered into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to future prospects (financial or otherwise) of the business of the Buyer. Carret P.T. acknowledges that no current or former stockholder, director, officer, employee, Affiliate or advisor of Buyer has made or is making any representations, warranties or commitments whatsoever regarding the subject matter of the Agreements, express or implied.

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ARTICLE VI – COVENANTS

6.1         Closing Efforts. Except as expressly contemplated by Section 6.6, each of the Parties shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its commercially reasonable efforts to ensure that (a) each of their respective representations and warranties remain true and correct through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Closing are satisfied.

6.2         Operation of Business – Negative Covenants. Except as expressly contemplated by this Agreement, Sellers will not, without the consent of the Buyer, which may not be unreasonably withheld, cause or permit the Company or any Subsidiary to do any of the following with respect to the Company or any of the Subsidiaries:

(a)         amend or otherwise change the operating agreements of the Company or any of the Subsidiaries;

(b)         except as related to the Refinancing, issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any membership interests of the Company or any Subsidiary, or any options, warrants, convertible securities, or other rights of any kind to acquire any membership interests, or any other ownership interest (including any phantom interest), of the Company or the Subsidiaries or (ii) other than Permitted Liens, any of the assets and properties material to the Company or any Subsidiary;

(c)         acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or any division thereof or any material amount of assets, except for acquisitions of inventory and supplies in the Ordinary Course of Business and capital equipment not in excess of $100,000 per occurrence and $200,000 in the aggregate;

(d)         incur or guarantee any indebtedness for borrowed money other than as related to the Refinancing;

(e)         enter into or amend a contract, agreement, commitment, or arrangement with respect to any prohibited matter set forth in Sections 6.2(c) and (d);

(f)         increase the compensation payable or to become payable (other than annual increases consistent with the Ordinary Course of Business) or grant any severance or termination payment (other than severance or termination payments consistent with the Ordinary Course of Business), to any of the directors, officers, employees or consultants of the Company or any Subsidiary, except pursuant to existing contractual arrangements or existing compensation plans;

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(g)         enter into any employment or severance agreement with any director, officer, employee or consultant of the Company or any Subsidiary;

(h)         establish, adopt, enter into or amend any bonus, compensation, stock, pension, retirement, deferred compensation, employment, severance or other plan, policy or arrangement for the benefit of any director, officer, employee or consultant of the Company or any Subsidiary;

(i)         change Accounting Standards;

(j)         manufacture inventory in excess of production rates that are reasonably related to current customer demands;

(k)         except for any Material Contracts related to the Refinancing, enter into, extend, renew, or amend in any material respect any Material Contract or terminate any Material Contract before the expiration of the term thereof;

(l)         violate, breach or default under, in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of (1) any Material Contract to which the Company or any Subsidiary is a party or (2) any Permit (including without limitation any Environmental Permit) held or used by the Company or any Subsidiary;

(m)         institute or settle any Legal Proceeding; or

(n)         split, combine or reclassify any of its Equity Interests; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Equity Interests, other than Pre-Closing Distributions which do not result in (x) less than $250,000 in Acquired Company Cash; or (y) Non-Cash Working Capital on the Closing Date to be less than 20% of the trailing twelve months’ Net Sales of the Company as determined as of the most recent calendar month-end prior to the Closing Date.

6.3         Operation of Business – Affirmative Covenants. Except as provided in this Agreement and as related to the Refinancing, unless the Buyer otherwise agrees, Sellers shall, and shall cause the Company and each of the Subsidiaries to:

(a)         Other than Pre-Closing Distributions, conduct the Business in the Ordinary Course of Business and in material conformity with applicable Laws and Regulations, and with any licenses, Permits, and other authorizations issued to it by any Governmental Entity, and promptly following receipt deliver notice to Buyer and copies of any communication or notice received from any Governmental Entity or other Person alleging any violation of any such Law and Regulation;

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(b)         exercise commercially reasonable efforts to (i) preserve the Business intact, (ii) preserve present commercially significant relationships with and maintain the goodwill of with suppliers and customers, and others having business relations with the Company or any Subsidiary, (iii) keep in full force and effect the Company, each Subsidiary and the Company’s and each Subsidiary’s limited liability company existence and all material rights (including Company Intellectual Property) relating to the Business, (iv) maintain the assets of the Company and each Subsidiary in adequate and suitable condition for the purposes for which they are presently being used, and (v) maintain its inventory, pay its trade creditors and other accounts, and collect its receivables in the Ordinary Course of Business; and

(c)         maintain the respective Company and Subsidiary books and records in accordance with the Accounting Standards.

6.4         Notices and Consents. Sellers shall give, or cause the Company and each Subsidiary to give, such notices to third parties, and shall use commercially reasonable efforts to obtain any third-party consents, that Buyer may reasonably request in connection with the transactions contemplated by this Agreement, including without limitation those set forth on Schedule 7.1(a).

6.5         Access.

(a)         The relevant Seller will permit, and will cause the Company and each Subsidiary to permit, representatives of the Buyer to have access during normal business hours with reasonable notice, and in a manner so as not to interfere with the normal operations of the Company and the Subsidiaries, as the case may be, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company and each Subsidiary, in each case as Buyer may reasonably request.

(b)         Within fifteen (15) business days after the end of each month ending prior to the Closing, beginning with March 2012, the Sellers shall cause the Company and each Subsidiary to furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the consolidated financial condition and results of operations of the Company and each Subsidiary as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and each Subsidiary.

6.6         Exclusivity.

(a)         During the period from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article X hereof, except as required by law, each Seller and the Company shall not, and each such Party shall cause each the Subsidiaries and each of their officers, directors, employees, representatives and agents not to, directly or indirectly, through any officer, director, manager, employee, Affiliate, agent or representative or otherwise, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer or its representatives) concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction (collectively, an “Alternative Transaction”) involving the Company or any Subsidiary, (ii) engage in negotiations or enter into any agreement with any party (other than the Buyer or its Affiliates or representatives) concerning any such transaction, or (iii) furnish any information concerning the business, properties or assets of the Company or any Subsidiary (other than the Buyer or its representatives), except in the Ordinary Course of Business.

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(b)         Notwithstanding anything to the contrary in this Agreement, the Buyer is expressly entitled to initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party concerning an Alternative Transaction involving the Buyer and, upon receiving a proposal or offer that the Buyer, upon the recommendation of the Special Committee, believes in good faith, after consultation with outside legal counsel and financial advisors, constitutes or would reasonably be expected to result in a Superior Proposal, make a Buyer Adverse Recommendation Change and enter into an Alternative Transaction; provided, that the Special Committee follows the procedures set forth in Section 6.6(c) below.

(c)         Except as set forth in this Section 6.6(c), the Buyer shall not make any Buyer Adverse Recommendation Change or enter into any Alternative Transaction. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Buyer Vote, the Board of Directors of the Buyer may, upon the recommendation of the Special Committee, make a Buyer Adverse Recommendation Change and the Buyer may enter into a proposed Alternative Transaction if: (i) the Buyer promptly notifies the Sellers, in writing, at least ten (10) business days (the “Notice Period”) before making a Buyer Adverse Recommendation Change or entering into an Alternative Transaction of its intention to take such action, which notice shall state expressly that the Buyer has received a Superior Proposal that the Board of Directors of the Buyer intends to declare a Superior Proposal and that the Board of Directors of the Buyer intends to make a Buyer Adverse Recommendation Change; (ii) the Buyer attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) the Buyer shall, during the Notice Period, negotiate with the Sellers in good faith to make such adjustments in the terms and conditions of this Agreement so that such Alternative Transaction ceases to constitute a Superior Proposal, if the Sellers, in their discretion, propose to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) business days remains in the Notice Period subsequent to the time the Buyer notifies the Sellers of any such material revision (it being understood that there may be multiple extensions)); (iv) the Special Committee determines in good faith, after consulting with outside legal counsel and financial advisors, that such Alternative Transaction continues to constitute a Superior Proposal after taking into account any adjustments made by the Sellers during the Notice Period in the terms and conditions of this Agreement and any anticipated interference or adverse impact on or with respect to Buyer’s acquisition of Advance Forming Technology, Inc., a Colorado corporation, and the acquisition of the assets and assumed liabilities of AFT Europa KFT, a Hungarian limited liability company, through the acquisition of a special purpose entity to be formed subsequent to the date hereof (the “AFT Acquisition”)

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6.7         Notice of Breaches; Supplemental Disclosure. During the period from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article X hereof, the Company and each Seller shall promptly deliver to the Buyer in a writing specifically referring to this Section 6.7 supplemental information concerning events or circumstances, whether occurring prior to or subsequent to the date hereof which would render any representation, warranty or statement of the Company or any Seller in this Agreement or the Disclosure Schedule incomplete or inaccurate in any material respect at any time after the date of this Agreement until the Closing. Any such supplemental information concerning events or circumstances occurring subsequent to the date hereof shall be deemed to update the Disclosure Schedule and this Agreement with respect to any affected representation, warranty or statement, and no claim for any related breach or misrepresentation may be made thereon to the extent that Buyer does not elect to terminate this Agreement as a result of such disclosure. Notwithstanding the foregoing, any such supplemental information based on material events or material circumstances that existed or occurred prior to the date hereof shall not be deemed to avoid or cure any misrepresentation or breach of warranty, or constitute an amendment or waiver of any representation, warranty or statement in this Agreement or the Disclosure Schedule, or limit the availability of claims for indemnification related to such events or circumstances irrespective of the Buyer’s closing of the Transaction.

6.8         Expenses. Except as otherwise expressly provided herein, the Buyer will pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby and the Sellers will pay all fees and expenses incurred by the Sellers and the Company in connection with the transactions contemplated hereby. The Buyer, on the one hand, and the Sellers, on the other hand, shall be responsible for payment of one-half of all sales or transfer Taxes (including real property transfer Taxes) arising out of the conveyance of the Membership Interests to the Buyer.

6.9         Board Recommendation. The Board of Directors of the Buyer shall, subject to Section 6.6 of this Agreement, recommend the Acquisition to the Buyer’s disinterested shareholders entitled to vote thereon for approval (the “Buyer Board Recommendation”).

6.10       Refinancing. The Company may, at its sole discretion, refinance its current debt obligations (approximately $7,500,000) and in connection therewith borrow up to $28,000,000 from commercial bank(s) secured by all of the assets and properties of the Company, the Subsidiaries and Advanced Forming Technology, Inc. (the “Refinancing”).

6.11       Distributions. Notwithstanding any limitation otherwise contained herein, the Parties acknowledge that the Company may make distributions of cash to its members prior to the Closing Date so long as all closing conditions of Article VII are satisfied or waived, such waiver to be effective only if given in writing following the express authorization thereof by the Special Committee.

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ARTICLE VII - CONDITIONS TO CLOSING

7.1         Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the Closing is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer and, except as otherwise set forth herein, shall be deemed waived by consummation of the Closing:

(a)          each Seller and the Company shall each have obtained at its own expense (and shall have provided copies thereof to the Buyer) all of the waivers, Permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, set forth on Schedule 7.1(a), and all other waivers, Permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, which are necessary for the consummation of the transactions contemplated by this Agreement or are material to the conduct of the Business;

(b)          without giving effect to any supplemental disclosure pursuant to Section 6.7, the representations and warranties of the Company and the Sellers in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Company Material Adverse Effect) or true and correct in all material respects (in the case of any representation or warranty not qualified by materiality or Company Material Adverse Effect), in either case, as of the date hereof and as of the Closing Date, other than representations or warranties that expressly speak only as of a specific date or time, which shall be true and correct (or true and correct in all material respects, as the case may be) as of such specified date or time;

(c)         each of the Sellers and the Company shall have performed or complied with each of its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(d)         there shall have occurred no change, event, circumstance or development (including, without limitation, with respect to the Company’s or any Subsidiary’s relationships with its customers or suppliers) that, individually or taken together with all other changes, events, circumstances or developments, has had, or could reasonably be expected in the future to have, a Company Material Adverse Effect;

(e)         no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation of any such transaction or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)         the Sellers and the Company shall have delivered to the Buyer the Company Certificate;

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(g)        the Buyer shall have obtained consent to proceed with the Closing by the Requisite Buyer Vote;

(h)        the Buyer shall have received the opinion of its financial advisor as to the fairness of the transaction contemplated by this Agreement from a financial point of view, which opinion shall be in form and substance reasonably acceptable to the Buyer and the Special Committee;

(i)         the Buyer shall have received a written waiver to that certain Financial Advisory Agreement dated as of January 23, 2009 in the form attached hereto as Exhibit A , duly executed by QMI;

(j)        the Buyer shall have received a written amendment to that certain letter agreement dated October 28, 2011 in the form attached hereto as Exhibit B, by and between QMI and the Company, duly executed by QMI;

(k)       the Buyer shall have received certificates of good standing (or the substantial equivalent) of the Company and each Subsidiary in their jurisdictions of organization and the various foreign jurisdictions in which they are qualified;

(l)        the Buyer shall have received certificates from the Company and each Subsidiary (without qualification as to knowledge, materiality or otherwise), signed on behalf of the subject Company or Subsidiary, as applicable, by the Secretary of the subject Company or Subsidiary, as applicable, regarding certified Organizational Documents, the incumbency of officers of the subject Company or Subsidiary, as applicable, and the adoption of authorizing resolutions by the directors, managers and equity holders of the subject Company or Subsidiary, as applicable;

(m)      the Company shall have Acquired Company Cash of not less than $250,000 at Closing, and Non-Cash Working Capital on the Closing Date shall be not less than 20% of the trailing twelve months’ Net Sales of the Company, as determined as of the most recent calendar month-end prior to the Closing Date; and

(n)       if the Buyer is required to file an application pertaining to the continuation of listing for trading of the Buyer’s common stock on a national securities exchange, such application or applications, as the case may be, shall have been approved in writing by the respective securities regulatory organizations having jurisdiction over such application and the Buyer’s common stock shall remain eligible and qualified for trading on at least one national securities exchange immediately following the Closing Date and will retain such eligibility and qualification immediately following the Closing Date free from any delisting determination, notice of non-compliance with listing criteria or similar proceeding.

7.2         Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the Closing is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Sellers and shall be deemed waived by consummation of the Closing:

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(a)         the representations and warranties of the Buyer in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or true and correct in all material respects (in the case of any representation or warranty not qualified by materiality), in either case, as of the date hereof and as of the Closing Date, other than representations or warranties that expressly speak only as of a specific date or time, which shall be true and correct (or true and correct in all material respects, as the case may be) as of such specified date or time;

(b)         the Buyer shall have performed or complied with each of its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing; and

(c)         the Buyer shall have delivered to the Sellers the Buyer Certificate.

7.3         Conditions to Obligations of Carret P.T. The obligation of Carret P.T. to consummate the Closing is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of Carret P.T. and shall be deemed waived by consummation of the Closing:

(a)          the representations and warranties of the Buyer in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or true and correct in all material respects (in the case of any representation or warranty not qualified by materiality), in either case, as of the date hereof and as of the Closing Date, other than representations or warranties that expressly speak only as of a specific date or time, which shall be true and correct (or true and correct in all material respects, as the case may be) as of such specified date or time;

(b)          the Buyer shall have performed or complied with each of its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c)          the Buyer shall have delivered to Carret P.T. the Buyer Certificate; and

(d)          the Buyer shall have obtained consent to proceed with the Closing by the Requisite Buyer Vote.

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ARTICLE VIII - INDEMNIFICATIONS

8.1         Survival of Representations and Warranties.

(a)          The representations and warranties of the Quadrant Sellers contained in this Agreement shall survive the Closing until the fifteen (15) month anniversary of the Closing, except that: (i) the representations and warranties made pursuant to Section 2.1 (Existence; Authority) and Section 2.2 (Capitalization) shall survive indefinitely and (ii) the representations and warranties made pursuant to Section 2.7 (Employee Benefits), Section 2.11 (Taxes), Section 2.14 (Environmental Conditions) and Section 2.16 (Products) shall survive until sixty (60) days after the expiration of the applicable statute of limitations. The representations identified in clauses (i) and (ii) of this Section 8.1(a) are herein referred to as the (“Quadrant Seller Fundamental Representations”).

(b)          The representations and warranties of the Individual Sellers contained in Article III of this Agreement shall survive the Closing until the six (6) month anniversary of the Closing, except that the representations and warranties made pursuant to Section 3.1 (Authority) and Section 3.3 (Ownership) (the “Individual Seller Fundamental Representations”) shall survive indefinitely.

(c)          The representations and warranties of Buyer contained in this Agreement shall survive the Closing until the fifteen (15) month anniversary of the Closing, except that the representations and warranties made pursuant to Section 4.1 (Organization) and Section 4.2 (Authorization) (collectively, the “Buyer Fundamental Representations”) shall survive indefinitely.

(d)          The representations and warranties set forth in this Agreement speak only as of the date of this Agreement and as of the date of the Closing (except for representations and warranties that are made as of a specific date, which representatives and warranties speak only as of such date). Claims for indemnification based on the breach of a representation or warranty may only be made if the Party or Parties seeking indemnification (an “Indemnified Party”) delivers a Claim Notice pursuant to Section 8.6 to the Party or Parties from whom indemnification is sought (an “Indemnifying Party”) before the expiration of the applicable survival period specified in Section 8.1. No claim for indemnification based on a breach of a representation or warranty may be brought after the expiration of the applicable survival period, except that (i) claims with respect to which a Claim Notice has been delivered prior to the expiration of the applicable survival period shall survive as to such claim until finally resolved and (ii) claims based on fraud shall survive for the applicable statute of limitations.

8.2         Indemnification by Quadrant Sellers. The Quadrant Sellers, jointly and severally, shall indemnify and hold harmless Buyer and their respective Affiliates (including the Company and the Subsidiaries), officers, directors, employees, agents, successors and assigns (each a “Buyer Indemnified Party”) from and against any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, fines, deficiencies, court costs, litigation costs, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) actually suffered or incurred by all or any of them (including, but not limited to, any Action brought or otherwise initiated by any of them) (a “Loss”), arising out of or relating to:

(a)          any breach of any representation or warranty made by any Quadrant Seller contained in this Agreement;

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(b)          any non-fulfillment or failure to perform or other breach of any covenant or agreement by any of the Quadrant Sellers (or, with respect to periods before Closing, by the Company and the Subsidiaries) contained in this Agreement; and

(c)          any Liability of Buyer (i) for Taxes of the Company or any Subsidiary for all Pre-Closing Tax Periods and (ii)  for Taxes of any Quadrant Seller or any of such Quadrant Seller’s Affiliates (other than the Company and the Subsidiaries) by application of Treasury Regulation Section 1.1502-6 or any similar state, local or foreign Tax law.

8.3         Indemnification by the Individual Sellers. The Individual Sellers, severally and not jointly, shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Losses arising out of or relating to:

(a)          any breach of any representation or warranty made by such Individual Seller contained in this Agreement; and

(b)          any non-fulfillment or failure to perform or other breach of any covenant or agreement by such Individual Seller contained in this Agreement.

8.4         Indemnification by Buyer. Buyer shall indemnify and hold harmless each Seller and its respective Affiliates, officers, directors, employees, agents, successors and assigns (each a “Seller Indemnified Party”) from and against any and all Losses, arising out of or relating to:

(a)          any breach of any representation or warranty made by Buyer contained in this Agreement;

(b)         any non-fulfillment or failure to perform or other breach of any covenant or agreement by the Buyer contained in this Agreement; or

(c)          any Liability incurred by Seller for Taxes of the Company or Subsidiary for all Post-Closing Tax Periods.

To the extent that Buyer’s undertakings set forth in this Section 8.4 are unenforceable, Buyer shall contribute the maximum amount permitted under applicable Law and Regulation to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

8.5         Limits on Indemnification.

(a)         Quadrant Seller Limitations. Notwithstanding anything to the contrary contained in this Agreement:

(i)         Other than with respect to claims based on fraud or relating to the Section 2.1 (Existence; Authority) and Section 2.2 (Capitalization), the Quadrant Sellers shall not be liable for indemnification pursuant to Section 8.2(a) unless and until the aggregate amount of all claims under Section 8.2 and Section 8.3 exceeds $200,000 (at which point the Quadrant Sellers shall become liable only with respect to claims in excess of $200,000);

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(ii)          The Quadrant Sellers shall have no liability for indemnification under Section 8.2(a) in excess of fifteen percent 15% of the Value of the Acquisition Consideration, except that with respect to claims based on fraud or breach of a Quadrant Seller Fundamental Representation such liability shall be limited to an amount equal to one hundred percent (100%) of the Value of the Acquisition Consideration received by the Quadrant Sellers;

(b)          Individual Seller Limitations. Notwithstanding anything to the contrary contained in this Agreement:

(i)          Other than with respect to claims based on fraud or relating to the Individual Seller Fundamental Reps, the Individual Sellers shall not be liable for indemnification pursuant to Section 8.3(a) unless and until the aggregate amount of all claims under Section 8.2 and Section 8.3 exceeds $200,000 (at which point the Individual Sellers shall become liable only with respect to claims in excess of $200,000);

(ii)          The Individual Sellers shall have no liability for indemnification under Section 8.3(a) in excess of fifteen percent 15% of the Value of the Acquisition Consideration, except that with respect to claims based on fraud or breach of an Individual Seller Fundamental Representation such liability shall be limited to an amount equal to one hundred percent (100%) of the Value of the Acquisition Consideration received by such Individual Seller.

(c)          In calculating the indemnifiable Losses suffered by the Indemnified Party as a result of any breach of this Agreement, the recoverable amount of any claim shall reduced by any amounts the Indemnified Party has received from third parties in connection with the matter, including any indemnification or other recovery under any contract, agreement, or arrangement between a Buyer Indemnified Party and any third party and any insurance proceeds. The Indemnified Party will use commercially reasonable efforts to pursue third party recoveries and otherwise mitigate the indemnifiable Losses. However, nothing in this Section 8.5(c) precludes an Indemnified Party from giving notice of its indemnity claim before exhausting its remedies. If the Indemnified Party receives any third party payments after an indemnification payment is made that relates thereto, the Indemnified Party will promptly repay to the Indemnifying Party the amount of the indemnification payment the Indemnifying Party would not have paid had the third-party payment reduced the original indemnification payment.

(d)          An Indemnified Party shall not assert claims with respect to, or recover damages for, Losses that are in the nature of consequential or punitive damages or claims for loss of profit, except to the extent the Indemnified Party is required to pay punitive damages to a third party pursuant to a Third Party Claim (as defined in Section 8.6(d)).

(e)          Notwithstanding any provision of this Agreement to the contrary, Buyer is not entitled to indemnification under Section 2.11 (Taxes) with respect to the Taxes attributable to the post-Closing portion of any Straddle Period.

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(f)          An Indemnified Party may not recover duplicative indemnifiable Losses in respect of a single set of facts or circumstances under more than one representation, warranty, covenant, or agreement in this Agreement.

(g)          To the extent that Sellers’ undertakings set forth in this Article VIII may be unenforceable, the Quadrant Sellers and Individual Sellers, as applicable, shall contribute the maximum amount that they are permitted to contribute under applicable Laws and Regulations to the payment and satisfaction of all Losses incurred by Buyer Indemnified Parties. Notwithstanding anything to the contrary herein, the aggregate Liability for each shall not exceed one hundred percent (100%) of such Seller’s allocable portion of the Value of the Acquisition Consideration.

(h)          For purposes of clarity, each Seller is severally but not jointly liable for the payment and satisfaction of all Losses incurred by the Buyer Indemnified Parties, except that the Individual Sellers shall not be liable for any Losses attributable to a breach of Article II herein or any breach of any and all covenants and agreements made by any other Party to this Agreement.

(i)          Notwithstanding anything contained herein to the contrary, any indemnity claim against the Sellers pursuant to this Article VIII shall be satisfied solely by the delivery by the applicable Seller Indemnifying Party (or QMI pursuant to the guaranty set forth in Section 8.10), of a number of shares of Buyer Stock that have a Value equal to the amount to be recovered by the Buyer Indemnified Parties.

(j)          For purposes of this Article VIII, the “Value” of any Buyer Stock delivered in satisfaction of an indemnity claim shall be equal to $4.00 per share, subject to adjustment for forward stock splits, reverse stock splits, stock dividends and any other similar events occurring after the date hereof.

8.6         Notice of Loss; Third Party Claims.

(a)          An Indemnified Party shall give the Indemnifying Party prompt notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, as soon as practicable, stating the amount of the Loss (the “Claimed Amount”), if known, and method of computation of the Loss, and containing a reference to the provisions of this Agreement in respect of which the right of indemnification is claimed or arises (a “Claim Notice”).

(b)          Within twenty (20) calendar days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (a “Response”), in which the Indemnifying Party shall (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount; (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount; or (iii) dispute that the Indemnified Party is entitled to receive all or a portion of the Claimed Amount. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Loss for which the Indemnified Party is entitled to indemnification under this Article VIII. If no Response is delivered by the Indemnifying Party within such twenty (20) day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

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(c)          During the thirty (30) day period following the delivery of a Response that reflects a dispute as to the Claimed Amount (a “Dispute”), the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such thirty (30) day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration. The provisions of this Section 8.6(c) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of New York, in accordance with Section 12.11.

(d)          If an Indemnified Party receives notice of any Action, demand or assessment (each, a “Third Party Claim”) against it or that may give rise to a claim for Loss under this Section 8.6(d), the Indemnified Party shall give the Indemnifying Party notice of the Third Party Claim within thirty (30) days (ten (10) days in the case of any Third Party Claim relating to Tax) of the receipt of notice. However, the failure to provide notice does not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by the failure. To the extent permitted by the law applicable to the Third Party Claim, the Indemnifying Party is entitled to assume and control the defense of the Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of notice from the Indemnified Party. However, to the extent permitted by the law applicable to the Third Party Claim, the Indemnified Party is entitled, at its own expense, to participate in the defense of the Third Party Claim.

(e)          If the Indemnifying Party exercises the right to undertake the defense against a Third Party Claim as provided above, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials, and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as the Indemnifying Party reasonably requires. Similarly, if the Indemnified Party is, directly or indirectly, conducting the defense against a Third Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnified Party in the defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all witnesses, records, materials, and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as the Indemnified Party reasonably requires.

(f)          The Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be withheld unreasonably.

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8.7         Character of Indemnification Payments. Sellers and Buyer agree to treat all payments made pursuant to this Article VIII (Indemnification) as adjustments to the Purchase Price contained in Section 1.2(a) for Tax purposes, unless otherwise required by applicable Laws and Regulations.

8.8         Exclusive Remedy. After the Closing, except in the case of fraud, the sole remedy of an Indemnified Party for all indemnifiable Losses with respect to the transactions contemplated by this Agreement is the indemnity set forth in Article VIII (Indemnification) (it being understood that nothing in this Section 8.8 shall limit the Parties’ rights to specific performance or other equitable remedies with respect to the covenants referred to in Article IX (Tax Matters)).

8.9         Covenant Not to Transfer or Encumber Buyer Stock. The Sellers covenant and agree, for purposes of assuring the respective indemnification obligations of the Sellers set forth in this Article VIII, on the Closing Date and for a period of one hundred eighty (180) days thereafter, the Sellers shall not sell, transfer, pledge, option, mortgage, hypothecate or permit any Lien, attachment, trustee process or any other judicial process of any creditor of any party to encumber the Buyer Stock. Nothing herein shall be deemed to limit any greater periods which are applicable to rights of indemnification hereunder or any actions for enforcement of such rights to indemnification. Notwithstanding anything to the contrary in this Agreement, in the event a Seller lacks the number of shares of Buyer Stock required to satisfy an indemnity claim against such Seller pursuant to this Article VIII or is otherwise unable to satisfy such an indemnity claim as a result of a breach of this Section 8.9, such Seller shall be required to purchase the requisite number of shares from one or more third parties on the open market.

8.10         Parental Guarantee of Indemnification Obligations. QMI, as the sole owner of all the issued and outstanding Equity Interests of QMP and QTS, and in consideration of the covenants, agreements and undertakings of the Buyer set forth in this Agreement, from which QMI acknowledges it will receive substantial benefit, hereby unconditionally guarantees the full, prompt and complete performance by QMP and QTS of their respective obligations of indemnification that arise under, or are related to, performance of this Article VIII. This guarantee shall be construed as a separate and independent obligation of QMI, as principal obligor, and not merely as a surety, continuing as an absolute and unconditional guarantee of performance of the indemnification obligations of QMP and QTS during the respective periods of effectiveness for such indemnification and not as a guarantee of collection.

ARTICLE IX - TAX MATTERS

9.1         Returns and Payment of Taxes.

(a)          Sellers shall (i) prepare and timely file (or cause to be prepared and filed) all Tax Returns required to be filed by or with respect to the Company and any of the Subsidiaries, for all Tax Periods ending on or before the Closing Date, including all federal, state, local or foreign consolidated or separate returns and combined reports in which Company or any of the Subsidiaries may be or is required to join, and (ii) timely pay all Taxes due with respect thereto. The Parties agree that the Company and the Subsidiaries shall be treated for these purposes as ceasing to be part of any consolidated or combined group of the Sellers or its Affiliates as of the end of the day on the Closing Date, except with respect to extraordinary transactions or events occurring after the Closing but before the end of the day on the Closing Date.

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(b)          Buyer shall (i) prepare and timely file (or cause to be prepared and filed) all Tax Returns of the Company and the Subsidiaries, as required to be filed after the Closing Date other than those Tax Returns described in Section 9.1(a), and (ii) timely pay all Taxes due with respect thereto. To the extent any such Tax Return includes a Pre-Closing Tax Period or is a return for which the Sellers could otherwise have an indemnification obligation pursuant to Article VIII, Buyer shall (x) prepare such Tax Returns consistent with past practices unless a contrary position is required by applicable Laws and Regulations, (y) allow Sellers a reasonable time, and in no event less than twenty (20) Business Days for any Income Tax Return, to review and comment on the Tax Returns prior to filing, and (z) not file such Tax Returns without Sellers’ prior consent, which shall not be unreasonably withheld, conditioned or delayed. Sellers shall reimburse Buyer for the portion of the Taxes shown as due on any Straddle Period Tax Return that are attributable to the Pre-Closing Tax Period on or before the later of ten (10) Business Days after request from Buyer for such reimbursement and five (5) Business Days before such tax is due and payable.

(c)          For purposes of this Agreement, in the case of any Straddle Period, the amount of Taxes attributable to the Pre-Closing Period shall be calculated as follows: (i) in the case of any Taxes that are based upon or measured by income, receipts, profits or wages, that are imposed in connection with the sale or other transfer of property or services, or that are required to be withheld and collected, the amount of such Taxes that are attributable to the Pre-Closing Tax Period shall be determined on the basis of a closing of the books as of the end of the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company or any of the Subsidiaries holds a beneficial interest shall to the extent practical be deemed to terminate at such time); and (ii) in the case of other Taxes, the amount of such Taxes that are attributable to the Pre-Closing Tax Period shall equal the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period through and including the Closing Date, and the denominator of which is the total number of days in the taxable period.

(d)          Neither Buyer nor any of its Affiliates shall file any amended Tax Return for or including any Pre-Closing Tax Period without Sellers’ consent.

9.2         Cooperation on Tax Matters. Sellers, Company and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing, executing and filing all Tax Returns relating to the Company and any of the Subsidiaries and in resolving all disputes and audits relating to Taxes of the Company and any of the Subsidiaries. Such cooperation shall include maintaining and making available to each other all records relating to Taxes of the Company or any Subsidiary and making employees available on a mutually convenient basis to provide additional information or explanation of any materials provided hereunder or to testify at any proceedings relating to Taxes of the Company or any Subsidiary. Sellers and Buyer agree (a) to retain all books and records with respect to Tax matters pertinent to the Company and any of the Subsidiaries relating to any Tax Period beginning before the Closing Date until the applicable statute of limitations (as may be extended) has expired and to abide by all record retention agreements entered into with any Governmental Entity; and (b) to allow the other Party and its representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such Party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours at such Party’s expense.

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9.3         Transfer Taxes. All Transfer Taxes incurred in connection with Buyer’s acquisition of the Membership Interests shall be borne equally among the Buyer and Sellers. To the extent a Seller pays any Transfer Tax for which it is not liable under this Section 9.3, the Buyer shall reimburse the relevant Seller for such Transfer Tax within ten (10) Business Days of delivery to the Buyer of evidence of payment of such Transfer Tax to the applicable Governmental Entity. Notwithstanding anything to the contrary in this Agreement, any refund of Transfer Taxes is for the benefit of the Party who paid the Taxes (whether directly or by way of reimbursing the other Party) and, if applicable, shall be paid over to the Party within the (10) Business Days of another Party’s receipt of the refund.

9.4          Tax Refunds. Any Tax refunds (whether by payment, credit, offset, reduction in Tax or otherwise) relating to any Pre-Closing Tax Period received after the Closing Date by Buyer, the Company or any of their Affiliates (as determined after the Closing Date) shall be for the account of Seller, and Buyer shall pay over to Seller the amount of any such refund within ten (10) Business Days after its receipt.

ARTICLE X - TERMINATION

10.1        Termination of Agreement. This Agreement may be terminated prior to the Closing as provided below:

(a)          the Parties may terminate this Agreement by mutual written consent;

(b)          the Buyer may terminate this Agreement by giving written notice to the Sellers in the event any Seller or the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a), (b) or (c) of Section 7.1 not to be satisfied and (ii) is not cured within fifteen (15) calendar days following delivery by the Buyer to the Sellers of written notice of such breach;

(c)          the Sellers may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 7.2 not to be satisfied and (ii) is not cured within fifteen (15) calendar days following delivery by the Sellers to the Buyer of written notice of such breach;

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(d)          the Buyer may terminate this Agreement by giving written notice to the Sellers if the Closing shall not have occurred on or before June 25, 2012, by reason of the failure of any condition precedent under Section 7.1 (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement);

(e)          the Sellers may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before June 25, 2012, by reason of the failure of any condition precedent under Section 7.2 (unless the failure results primarily from a breach by a Seller or the Company of any representation, warranty or covenant contained in this Agreement); or

(f)          the Buyer may terminate in connection with a Superior Proposal in accordance with Section 6.6.

10.2        Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.1, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party for willful or knowing breaches of this Agreement or for breaches of Sections 6.5 or 6.6).

ARTICLE XI - DEFINITIONS

For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“Accounting Standards” shall mean the principles, policies, procedures, practices, applications, methodologies and other elections materially consistent with GAAP and applied consistently by the applicable Company or Subsidiary over the course of the three (3) years immediately preceding the Closing.

“Action” shall mean any claim, action, suit, arbitration, inquiry, audit, examination, proceeding, investigation or audit by or before any Governmental Entity.

“Acquired Company Cash” means cash and cash equivalents (including marketable securities and short term investments) on hand in the accounts of the Company and its Subsidiaries as of the close of business on the day before the Closing Date.  For the avoidance of doubt, the Carret P.T. Purchase Price shall not be included in the calculation of Acquired Company Cash.

“AFT Acquisition” shall have the meaning set forth in Section 6.6.

“Acquisition Consideration” shall have the meaning set forth in Section 1.2(a).

“Affiliate” shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.

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“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Business” shall mean the respective businesses operated by each of the Company and each of the Subsidiaries, as applicable.

“Business Combination” shall mean with respect to any Person any (i) merger, consolidation or combination to which such Person is a party, (ii) any sale, issuance dividend, split or other disposition of any capital stock or other equity interests (or any security or loan convertible into or exchangeable for such capital stock or other equity interests) of such Person, (iii) any tender offer (including without limitation a self- tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the assets and properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York USA.

“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“Buyer Adverse Recommendation Change” shall mean a public statement by the Board of Directors of the Buyer that withdraws, amends, modifies or materially qualifies, in a manner adverse to the Company and the Sellers, the Buyer Board Recommendation.

“Buyer Certificate” shall mean a certificate delivered by the Buyer (without qualification as to knowledge, materiality or otherwise), signed on behalf of the Buyer by an authorized officer of the Buyer, to the effect that each of the conditions specified in clauses (a) and (b) of Section 7.2 is satisfied in all respects.

“CERCLA” shall mean the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall mean the date two (2) Business Days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the Closing contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article VII), or such other date as may be mutually agreeable to the Parties.

“COBRA” shall mean Part 6 of Title I of ERISA, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

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“Company Certificate” shall mean a certificate delivered by the Sellers and the Company (without qualification as to knowledge, materiality or otherwise), signed by each of the Sellers (and in the case of QMP and QTS, signed on behalf of QMP and QTS by each entity’s respective chief executive officer and chief financial officer) and signed on behalf of the Company by the chief executive officer and chief financial officer of the Company, to the effect that each of the conditions specified in clauses (a) through (e) of Section 7.1 is satisfied in all respects.

“Company Intellectual Property” shall mean the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company Licensed Intellectual Property” shall mean all Intellectual Property that is licensed to the Company or a Subsidiary by any third party.

“Company Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (a) the business, assets, Liabilities, capitalization, condition (financial or other) or results of operations of the Company or any of the Subsidiaries, taken as a whole, (b) the ability of the Buyer to operate the Business immediately after the Closing or (c) the ability of the Company or the Sellers to perform its obligations under this Agreement or promptly consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

“Company Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by the Company or a Subsidiary, in whole or in part.

“Company Registrations” shall mean Intellectual Property Registrations that are registered or filed in the name of the Company or any Subsidiary, alone or jointly with others.

“Contract” shall mean any agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract or other commitment (whether written or oral).

“Disclosure Schedule” shall mean the disclosure schedule provided by the Company and the Sellers to the Buyer on the date hereof and accepted in writing by the Buyer.

“Environmental Claims” shall mean any claims relating in any way to any Environmental Law or any Environmental Permit, including any and all actual claims by Governmental Entities or any Person for investigation, enforcement, cleanup, removal, response, remediation, damages, liability, loss contribution, indemnification, cost recovery, compensation or injunctive relief, resulting from: (a) an alleged violation of liability under any Environmental Law; (b) an alleged injury to health, safety or the Environment; (c) the violation of any Environmental Permit or condition thereof; or (d) the presence, release, use, discharge, transport, spill, leak, movement, migration, or disposal of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous Materials or materials containing Hazardous Materials have been sent for handling, storage, treatment, or disposal.

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“Environmental Law” shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of Persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other Persons. As used above, the term “release” shall have the meaning set forth in CERCLA.

“Environmental Permits” shall mean all permits, approvals, certifications, franchise identification numbers, licenses, registrations and other authorizations required under or issued pursuant to any applicable Environmental Law, including all amendments thereto and conditions thereof.

“Equity Interest” shall mean (a) with respect to a corporation, any and all shares of capital stock and any options, warrants, convertible securities, subscription rights or other such agreements with respect thereto; (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, other equity ownership interests or other partnership or limited liability company interests, including economic or profits interests and any options, warrants, convertible securities, subscription rights or other such agreements with respect thereto; and (c) with respect to any other Person, any other equity ownership in such Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Facilities” means any real property, leaseholds or other interests currently or formerly owned or operated by the Company or any of the Subsidiaries and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company or any of the Subsidiaries.

“Financial Statements” shall mean:

(a)          the consolidated audited balance sheet and statement of income, changes in equity holders’ equity and cash flows of the Company and each Subsidiary as of and for the fiscal years ended June 30, 2009, 2010 and 2011, as certified without qualification by the auditors of the Company and each Subsidiary; and

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(b)          the consolidated unaudited balance sheet and statement of income, changes in equity holders’ equity and cash flows of the Company and each Subsidiary as of September 30, 2011 and December 31, 2011 and for any calendar month between the date of this Agreement and the Closing Date, and the related consolidated unaudited statements of operations, changes in equity holders’ equity and cash flows for each of the months then ended.

“GAAP” shall mean United States generally accepted accounting principles consistently applied over the period in question.

“Governmental Entity” shall mean any domestic or foreign court, arbitrational tribunal, administrative agency or commission or other domestic or foreign governmental or regulatory authority or agency.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), hydrogen 3, and tritium (b) any other chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law, (c) any other chemical, material or substance which is regulated by any Environmental Law or Governmental Entity and (d) a Hazardous Substance.

“Hazardous Substance” shall have such meaning as defined in 42 USC § 9601(14) and as defined in any applicable state or local legislation or regulations.

“Intellectual Property” shall mean the following subsisting throughout the world:

(a)        Patent Rights;

(b)        Trademarks and all goodwill in the Trademarks;

(c)        copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

(d)        mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the laws of any jurisdiction;

(e)        inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

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(f)          other proprietary rights relating to any of the foregoing (including remedies against past, current or future infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

“Intellectual Property Registrations” shall mean Patent Rights, registrations or filings for any Trademarks, registered copyrights and designs, mask work registrations and applications for each of the foregoing.

“IRS” shall mean the Internal Revenue Service.

“Knowledge of the Individual Seller,” “Knowledge of such Individual Seller” and phrases of like import shall mean the knowledge of each of John Schoemer, Arlan Clayton and Robert Marten, as applicable.

“Knowledge of the Quadrant Seller,” “Quadrant Sellers’ Knowledge” and phrases of like import shall mean the knowledge of each of Robert Marten (FloMet), Jeanne Paskus (General Flange); Roger Mehok (Tubefit); Steve Johnson (Tekna Seal).

“Laws and Regulations” shall mean federal, state, local and foreign laws, rules, regulations and orders.

“Legal Proceeding” shall mean any action, suit, proceeding, claim, complaint, hearing, arbitration or investigation before any Governmental Entity or before any arbitrator.

“Liability” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, cost, expense, fines, penalties, responsibility or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether secured or unsecured, whether choate or inchoate, whether fixed or unfixed, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including any liability for Taxes.

“Lien” shall mean any mortgage, pledge, lien, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (a) mechanic’s, materialmen’s and similar liens, (b) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation and (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and the Subsidiaries and not material to the Company and the Subsidiaries, taken as a whole.

“Materials of Environmental Concern” shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

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“Membership Interests” shall have the meaning set forth in the recitals to this Agreement.

“Most Recent Balance Sheet” shall mean, with regard to the Company or any Subsidiary, the balance sheet included in the Financial Statements of the Company or such Subsidiary, as applicable, as of June 30, 2011.

“Net Sales” shall mean the aggregate of all products sales and all tooling sales of the Company and the Subsidiaries, less all Ordinary Course of Business adjustments for returns and allowances.

“Non-Cash Working Capital” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis, the aggregate dollar amount of all trade accounts receivable, total inventory and prepaid expenses minus the aggregate dollar amount of all trade accounts payable, accrued payroll and all other accrued liabilities and expenses as determined in accordance with the Accounting Standards. For purposes of Clarity, Non-Cash Working Capital excludes any and all cash and cash equivalents (including marketable securities and short term investments).

“Notice Period” shall have the meaning set forth in Section 6.6(c).

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

“Organizational Documents” means a Person’s charter, articles of organization, certificate of incorporation, certificate of formation, limited liability company agreement, partnership agreement, bylaws or other similar organizational documents, as applicable.

“Parties” shall have the meaning set forth in the first paragraph of this Agreement.

“Party” shall have the meaning set forth in the first paragraph of this Agreement.

“Patent Rights” shall mean all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

“Permits” shall mean all permits, licenses, registrations, certificates, orders, clearances, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

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“Permitted Liens” means (a) minor imperfections of title that do not materially detract from the value or impair the use of any asset; (b) liens for Taxes, assessments, and other governmental charges or levies not yet due and payable or delinquent and which are being contested in good faith by appropriate action and as to which adequate reserves have been established in accordance with the Accounting Standards; (c) statutory liens of mechanics, materialmen, warehousemen or carriers, and similar liens arising by operation of Law and Regulation in the Ordinary Course of Business for sums not yet due or being contested in good faith and as to which adequate reserves have been established in accordance with the Accounting Standards; (d) applicable zoning laws and ordinances and municipal regulations and rights reserved to or vested in any Governmental Entity to control or regulate real property and realty rights; (e) liens related to the Refinancing; and (f) liens relating to the indebtedness existing on the date hereof and set forth on Schedule X.

“Person” shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, Governmental Entity or other entity, enterprise, authority or business organization.

“Pre-Closing Distribution” means any dividend or other distribution to the holders of Equity Interests of the Company declared or effected from and after the date hereof (whether of cash, property or other assets, which property or other assets shall be valued at their fair market value and the time of such Pre-Closing Distribution).

“Pre-Closing Tax Period” means any Tax Period ending on or before the Closing Date and that portion of any Straddle Period through the Closing Date.

“Purchase Price” shall have the meaning set forth in Section 1.2(a).

“Release” shall mean any spilling, leaking, emitting, discharging, depositing, escaping, dispersing, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

“Requisite Buyer Vote” shall mean the adoption of this Agreement and the approval of the Transaction by the affirmative vote of the holders of at least a majority of shares held by disinterested holders of the Buyer’s common stock present and voting on such proposal (in person or by proxy) at a meeting at which at least a majority of all shares of the Buyer’s common stock are present for quorum purposes.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall have the meaning set forth in the first paragraph of this Agreement.

“Straddle Period” means any Tax Period beginning on or before the Closing Date and ending after the Closing Date.

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“Subsidiaries” and “Subsidiary” shall mean, individually or collectively, as applicable, FloMet LLC, a Delaware limited liability company, Tekna Seal LLC, a Florida limited liability company, General Flange & Forge LLC, a Delaware limited liability company, TubeFit LLC, a Delaware limited liability company.

“Superior Proposal” shall mean a bona fide written proposal or offer from a third party regarding an Alternative Transaction between such third party and the Buyer that the Buyer, acting through the Special Committee, determines in good faith (after consultation with outside legal counsel and financial advisors) is more favorable from a financial point of view to the holders of the Buyer’s common stock than the Acquisition, taking into account (a) all financial considerations; (b) the identity of the third party making such a proposal or offer; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such a proposal or offer; (d) the other terms and conditions of such proposal or offer and the implications thereof on the Buyer, including relevant legal, regulatory and other aspects of such proposal or offer deemed relevant by the Special Committee; and (e) any revisions to the terms of this Agreement and the Acquisition proposed by the Company and the Sellers during the Notice Period set forth in Section 6.6(c).

“Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or Liabilities in the nature of a tax, including income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

“Tax Period” means any period prescribed by any Governmental Entity for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Returns” shall mean any and all reports, returns, declarations or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof.

“Trademarks” shall mean all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations, all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

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ARTICLE XII - MISCELLANEOUS

12.1         Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

12.2         No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

12.3         Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

12.4         Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

12.5         Counterparts and Facsimile Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

12.6         Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.7         Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two (2) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To the Buyer:

ARC Wireless Solutions, Inc.

6330 N. Washington St., Unit 13

Denver, CO 80216

Attn: Special Committee of the Board of Directors

Telecopy: (303) 467-5208

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with a copy to Buyer Special Committee Counsel:

Garvey Schubert Barer

100 Wall Street, 20th Floor

New York, NY 10005-3708

Attn: Hillary H. Hughes, Esq.

Telecopy: (212) 431-8700

To the Company and each of the Sellers and counsel:

Quadrant Metals Technologies LLC

810 Flightline Blvd.

DeLand, FL 32724

Attn: Robert Marten, CEO
Telecopy: (386) 736-6063

with copies to:

Quadrant Management Inc.

40 West 57th Street, 20th Floor
New York, NY 10019
Attn: Keerat Kaur
Telecopy: (212) 231-3939

Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, NY 10005
Attn: Travis L. Gering, Esq.
Telecopy: (212) 509-9559

To Carret P.T.:

Carret P.T., LP

c/o Quadrant Management Inc.

40 West 57th Street, 20th Floor
New York, NY 10019
Attn: Marco Vega
Telecopy: (212) 231-3939

To each of the Sellers at the address set forth on the Allocation Schedule.

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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12.8         Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

12.9         Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.10         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

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12.11         Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in New York County, New York, in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 12.7; provided that nothing in this Section 12.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

12.12         Construction.

    (a)          The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

    (b)          Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

    (c)          Any reference herein to “including” shall be interpreted as “including without limitation.”

    (d)          Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

[Remainder of the Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:		SELLERS:

ARC WIRELESS SOLUTIONS, INC.		QMP HOLDING CORP.

By:	/s/ G. Jonathan Bernstein	By:	/s/ John Schoemer
Name:	/s/ G. Jonathan Bernstein	Name:	John Schoemer
Title:	Chairman of the Special Committee	Title:	President

QTS HOLDING CORPORATION

		By:	/s/ John Schoemer
		Name:	John Schoemer
		Title:	President

/s/ John Schoemer
JOHN SCHOEMER

/s/ Arlan Clayton
ARLAN CLAYTON

/s/ Robert L. Marten
ROBERT L. MARTEN

COMPANY:

QUADRANT METALS TECHNOLOGIES LLC

		By:	/s/ Robert L. Marten
		Name:	/s/ Robert Marten
		Title:	President & CEO

Signature Page to Membership Interest Purchase Agreement

GUARANTOR OF QMP AND QTS
INDEMNIFICATION OBLIGATIONS:

QUADRANT MANAGEMENT INC.

By:	/s/ Marco Vega
Name:	Marco Vega
Title:	CFO

Signature Page to Membership Interest Purchase Agreement

CARRET P.T.:

CARRET P.T., LP

By:	/s/ Susan V. Demers
Name: Susan V. Demers
For Vicali Services (BVI) Inc. - Director

Signature Page to Membership Interest Purchase Agreement